Exhibit 23B




                      Consent of Independent Accountants


   We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated December 8, 1995, except as to Note 13 which is as of December 22, 1995 and July 26, 1996, relating to the financial statements of Nobility Homes, Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts".





   Price Waterhouse LLP
   Orlando, Florida
   August 6, 1996